                                                                    EXHIBIT 99.2


CONTACT:
Segmentz, Inc.
Jeff Curry
269-695-4955
JeffC@express-1.com

                          SEGMENTZ, INC. REPORTS SOLID
                   FINANCIAL RESULTS FOR THIRD QUARTER OF 2005

           COMPANY COMPLETES RESTRUCTURING, GENERATES BREAKEVEN EBITDA
                        AND RAISES ANNUAL EBITDA GUIDANCE

BUCHANAN, Mich. - November 9, 2005 - Segmentz, Inc. (AMEX: SZI), a leading provider of expedited transportation services, today announced its financial results for the third quarter ended September 30, 2005.

For the third quarter of 2005, revenues were $9.5 million compared with $14.4 million for the third quarter of 2004. The decline in revenue is directly attributed to the sale of unprofitable, non-core assets and operating units. For the third quarter of 2005, the Company reported a GAAP net loss of approximately $551,000, or $0.02 per share, which includes approximately $490,000 in restructuring charges. This compares with a GAAP net loss of approximately $289,000, or $0.01 per share, for the comparable period in 2004. EBITDA was positive by approximately $331,000 for the third quarter of 2005. This compares with an EBITDA loss of approximately $149,000 for the year-ago quarter. Please refer to Table 1 at the end of this news release for a reconciliation of net income, as reported, to EBITDA.

"Segmentz accomplished all of its principal objectives in the third quarter," said Michael Welch, Segmentz, Inc. president and chief executive officer. "We continued to grow our core revenues and posted strong profitability at Express-1, our primary operating unit. We also named a new chief financial officer, completed our restructuring activities and entered into a new line of credit. As a result of these actions, the Company is now competing in the marketplace with a renewed sense of focus and stability."

"We met our sales goals for the third quarter, growing revenue by approximately 20 percent year-over-year at Express-1," Welch said. "This is particularly impressive given our strong results in the year-ago quarter. During the quarter, we focused on our core growth opportunity - expedited transportation services - and successfully expanded our fleet of independent owner operators. In addition to Express-1, which generated approximately $8.1 million in third-quarter sales, our Evansville operation contributed approximately $1.2 million in quarterly revenue and additional profits."

Mark Patterson, Segmentz, Inc.'s newly appointed chief financial officer, said, "With the sale of Bullet and the relocation of our corporate headquarters, we have brought to a close an extended period of reorganization. In total, our restructuring actions reduced the Company's
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total quarterly operating expenses by more than 35 percent year-over-year. Our employee headcount has been reduced from 441 as of September 30, 2004 to 127 as of September 30, 2005. This restructuring has substantially shifted our cost structure to a more variable model. We also generated greater efficiencies by moving from four operational software platforms to one standard platform."


ADDITIONAL THIRD-QUARTER FINANCIAL INFORMATION

- Operating expenses, which consist primarily of payment for owner operator and partner trucking services, fuel, maintenance and insurance costs, were approximately $7.4 million for the third quarter of 2005. These expenses declined by approximately 39 percent from $12.1 million in the third quarter of 2004. This decline is the result of the Company's restructuring initiatives and the sale of unprofitable, non-core operating units.

- Gross profit for the third quarter of 2005 was approximately $2.1 million, or 22 percent of total sales. This is a significant improvement from the Company's gross profit of approximately $2.2 million, or 16 percent of sales, for the year-ago quarter, reflecting the Company's focus on its more profitable lines of business.

- General and administrative expenses were approximately $2.1 million, exclusive of restructuring costs of approximately $490,000, for the third quarter of 2005. This is down from $2.7 million for the third quarter of 2004, again reflecting the Company's restructuring actions.

- Segmentz, Inc. closed the third quarter with approximately $176,000 in cash. This balance is down from $854,000 on December 31, 2004. The reduction in cash is due primarily to a decline in current liabilities, and cash expenditures associated with the Company's Temple Trucking and Bullet Transportation transactions. In a separate press release today, the Company announced that it has entered into a $6 million, two-year asset-based revolving credit facility with Chemical Bank that will support and facilitate its growth.

   FINANCIAL GUIDANCE

   "With our restructuring activities behind us, our full attention is now aimed at generating profitable growth through Express-1's expedited transportation services," Welch continued. "Demand for carriers of high-priority freight is increasing rapidly and continues to outstrip supply. To capitalize on these market conditions we intend to expand our fleet of independent owner operators. We also intend to continue to cultivate relationships with peer companies in our industry that can supplement Express-1's capacity and provide us with an additional revenue stream."

   "At the same time, we will seek opportunities to drive additional leverage in our operating model. We believe these initiatives will enable us to return to GAAP profitability in the fourth quarter and maintain a double-digit growth rate into 2006 at Express-1, our primary operating unit," concluded Welch.

   Segmentz, Inc. today updated the guidance it provided in August for the full year 2005. The Company continues to expect revenues in the range of $38.5 million to $40 million for the year ended December 31, 2005. The Company now expects to be EBITDA positive for the full year rather than approximately breakeven.
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CONFERENCE CALL/WEBCAST INFORMATION

Management will conduct a conference call this morning at 10:00 a.m. ET to discuss the Company's third-quarter financial results. Those interested in accessing a live or archived webcast of the call should visit the Company's website at http://www.express-1.com. Those wishing to take part in the live teleconference call can dial 877-407-9210 or 201-689-8049. A playback will be available through midnight on November 17, 2005. To listen to the playback, please call 877-660-6853 or 201-612-7415. Use account number 286 and conference ID number 175007.

ABOUT SEGMENTZ, INC.

Segmentz, Inc. provides expedited transportation services to more than 1,000 organizations, ranging from mid-sized companies to the Fortune 500. Through its primary operating unit - Express-1 - the Company specializes in same-day and next-day pick up and delivery. To maximize the Company's flexibility and minimize overhead, Segmentz maintains a non-asset-based business model and utilizes a fleet of professional, independent owner operators. The Company has a state-of-the-art 24/7 call center utilizing a world-class communications technology and dispatch infrastructure that covers the 48 continental U.S. states and Canada. Segmentz, Inc. is publicly traded on the American Stock Exchange under the symbol SZI. For more information about the Company, visit www.express-1.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: that our recent reorganization fails to result in projected operating efficiencies; the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with customers, whether due to competition or other factors; the inability to comply with regulatory requirements governing our business operations; and to the general risks associated with our businesses.

In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these
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risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF GAAP AND NON-GAAP MEASURES

In addition to results presented in accordance with generally accepted accounting principles (GAAP), the Company has included "EBITDA", a non-GAAP financial measure. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. In addition, the Company excludes from its EBITDA calculation the cumulative effect of a change in accounting principle, discontinued operations, and the impact of restructuring and certain other charges, and includes in the EBITDA calculation selected financial data related to various Company acquisitions. A reconciliation of EBITDA to the most directly comparable GAAP financial measure is set forth herein.

Management believes the use of non-GAAP financial measures provides useful information to investors to assist them in understanding the underlying operational performance of the Company. Specifically, management believes EBITDA is a useful measure of operating performance before the impact of investing and financing transactions, making comparisons between companies' earnings power more meaningful and providing consistent period-over-period comparisons of the Company's performance. The Company uses these non-GAAP financial measures internally to measure its ongoing business performance and in reports to bankers to permit monitoring of the Company's ability to pay outstanding liabilities.

GAAP RECONCILIATION

                                                    Three Months Ended                    Nine Months Ended
                                                      September 30,                         September 30,
                                             --------------------------------------------------------------------------
                                                 2005                 2004                 2005                 2004
                                             -----------          -----------          -----------          -----------
   Net loss as reported                      $  (550,697)         $  (288,783)         $(6,412,570)         $(1,087,165)
   Income tax (benefit) provision            $        --          $  (166,000)         $        --          $  (601,000)
   Interest expense                          $    56,424          $    11,590          $   133,108          $    93,942
   Depreciation and amortization             $   335,699          $   293,871          $ 1,175,459          $   822,578
   Restructuring, exit and
consolidation expenses                       $   490,039          $        --          $ 4,448,039          $        --
                                             -----------          -----------          -----------          -----------
   EBITDA                                    $   331,465          $  (149,322)         $  (655,964)         $  (771,645)
                                             -----------          -----------          -----------          -----------

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                                 Segmentz, Inc.
                      Statements of Operations (Unaudited)

                                                                         Three Months Ended                Nine Months Ended
                                                                 -------------------------------------------------------------------

                                                                 September 30,     September 30,    September 30,      September 30,
                                                                     2005              2004              2005               2004
                                                                 ------------      ------------     -------------      -------------
Revenues:

       Operating revenue                                         $  9,511,754      $ 14,361,376      $ 30,150,370      $ 28,550,218
Expenses:

       Operating expenses                                           7,447,718        12,113,206        23,897,865        23,803,296
                                                                 ------------      ------------      ------------      ------------
             Gross profit                                           2,064,036         2,248,170         6,252,505         4,746,922

       Sales, general and administrative expense                    2,068,270         2,691,363         8,083,928         6,341,145

       Restructuring, exit and consolidation expense                  490,039                --         4,448,039                --
                                                                 ------------      ------------      ------------      ------------
             Total sales, general and administrative
             expense                                                2,558,309         2,691,363        12,531,967         6,341,145

Interest Expense                                                       56,424            11,590           133,108            93,942
                                                                 ------------      ------------      ------------      ------------
Income (loss) before income tax provision                            (550,697)         (454,783)       (6,412,570)       (1,688,165)


Income tax (benefit) provision                                             --          (166,000)               --          (601,000)
                                                                 ------------      ------------      ------------      ------------

Net loss                                                         $   (550,697)     $   (288,783)     $ (6,412,570)     $ (1,087,165)
                                                                 ============      ============      ============      ============
Basic loss per common share                                             (0.02)            (0.01)            (0.24)            (0.05)
                                                                 ------------      ------------      ------------      ------------
Basic weighted average common shares outstanding (in 000's)            26,730            26,288            26,722            23,058
                                                                 ------------      ------------      ------------      ------------
Diluted loss per common share                                           (0.02)            (0.01)            (0.24)            (0.05)
                                                                 ------------      ------------      ------------      ------------
Diluted weighted average common shares outstanding (in 000's)          26,730            26,288            26,722            23,058
                                                                 ------------      ------------      ------------      ------------

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                                 Segmentz, Inc.
                                  Balance Sheet

                                                September 30, 2005
                                                    (Unaudited)                   December 31, 2004
ASSETS
  Current assets:

        Cash and cash equivalents               $            175,571              $        853,588
        Accounts receivable, net of
           allowance of $578,000                           5,195,615                     7,522,402
        Prepaid expenses                                     248,927                       987,733
        Other current assets                                 789,835                     1,538,000
                                                ---------------------------------------------------
  Total current assets                                     6,409,948                    10,901,723

  Property and equipment, net of
     accumulated depreciation                              2,347,809                     4,120,168
  Goodwill                                                 1,857,045                     2,634,000
  Identified intangible assets                             4,737,903                     6,196,115
  Loans and advances                                         551,993                       131,517
  Other long term assets                                   1,918,224                     1,081,505
                                                ---------------------------------------------------
                                                $         17,822,922              $     25,065,028
                                                ---------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
        Accounts payable                        $            840,277              $      2,080,679
        Accrued salaries and wages                           213,451                       643,718
        Accrued expenses, other                            1,947,025                     2,669,750
        Line of credit                                     2,521,000                     1,182,926
        Short-term portion of long-term debt                 248,307                       480,309
        Other current liabilities                            141,567                       130,000
                                                ---------------------------------------------------
  Total current liabilities                                5,911,627                     7,187,382
                                                ---------------------------------------------------

  Notes payable and capital leases                           886,689                       558,805
  Other long-term liabilities                                324,200                        16,544
                                                ---------------------------------------------------
  Total long-term liabilities                              1,210,889                       575,349
  Stockholders' equity:
        Common stock, $.001 par value;
           100,000,000 shares authorized;
           26,730,034 shares issued
           and outstanding                                    26,730                        26,727
        Additional paid-in capital                        20,470,813                    20,405,136
        Treasury stock                                      (255,000)
        Accumulated deficit                               (9,542,137)                   (3,129,556)
                                                ---------------------------------------------------
  Total stockholders' equity                              10,700,406                    17,302,297
                                                ---------------------------------------------------
                                                $          17,822,922             $     25,065,028